Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-276956) pertaining to the 2019 Omnibus Incentive Plan of Pinterest, Inc.,

(2) Registration Statement (Form S-8 No. 333-269599) pertaining to the 2019 Omnibus Incentive Plan of Pinterest, Inc.,

(3) Registration Statement (Form S-8 No. 333-262500) pertaining to the 2019 Omnibus Incentive Plan of Pinterest, Inc.,

(4) Registration Statement (Form S-8 No. 333-252746) pertaining to the 2019 Omnibus Incentive Plan of Pinterest, Inc.,

(5) Registration Statement (Form S-8 No. 333-236301) pertaining to the 2019 Omnibus Incentive Plan of Pinterest, Inc., and

(6) Registration Statement (Form S-8 No. 333-230999) pertaining to the 2009 Stock Plan and the 2019 Omnibus Incentive Plan of Pinterest, Inc.

of our reports dated February 6, 2025, with respect to the consolidated financial statements of Pinterest, Inc., and the effectiveness of internal control over financial reporting of Pinterest, Inc., included in this Annual Report (Form 10-K) of Pinterest, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Francisco, California
February 6, 2025